                                                                    EXHIBIT 99.5

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                         UNAUDITED FINANCIAL STATEMENTS

                             JUNE 30, 2004 AND 2003

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                                 BALANCE SHEETS
                                   (UNAUDITED)

                             JUNE 30, 2004 AND 2003
      (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS, EXCEPT FOR PAR VALUE)

                                                                         2004                  2003
                                 ASSETS
CURRENT ASSETS:
        Cash and cash equivalents                                     $   105,285                18,515
        Short-term investments (note 3)                                    27,018               300,591
        Notes receivable                                                    3,833                     -
        Accounts receivable, net                                           39,819                12,516
        Accounts receivable - related parties (note 11)                     1,091                11,451
        Other financial assets - current                                      437                14,356
        Inventories, net (note 4)                                          18,114                12,936
        Prepaid expenses and other current assets                           5,349                 2,581
        Restricted assets (note 12)                                         5,050                10,700
                                                                      -----------           -----------
                      TOTAL CURRENT ASSETS                                205,996               383,646
                                                                      -----------           -----------

PROPERTY, PLANT AND EQUIPMENT (NOTES 5 AND 12):
        Cost:
             Land                                                         113,069               113,069
             Land improvements                                              3,081                 3,081
             Buildings                                                    346,795               308,289
             Machinery and equipment                                      829,196               606,193
             Computer equipment                                             7,171                10,986
             Transportation equipment                                       2,898                 2,898
             Furniture and fixtures                                         5,993                 6,776
             Leased assets                                                 34,195                32,426
             Other equipment                                                6,265                 3,141
                                                                      -----------           -----------
                                                                        1,348,663             1,086,859
        Less: accumulated depreciation                                   (467,654)             (309,682)
        Prepayments for purchases of machinery and equipment                1,651               170,888
                                                                      -----------           -----------
                      NET PROPERTY, PLANT AND EQUIPMENT                   882,660               948,065
                                                                      -----------           -----------

INTANGIBLE ASSETS:
        Patents (note 11)                                                  48,400                58,000
        Computer software                                                   2,007                 3,412
                                                                      -----------           -----------
                      TOTAL INTANGIBLE ASSETS                              50,407                61,412
                                                                      -----------           -----------

OTHER ASSETS
        Deferred tax assets (note 9)                                            -               154,210
        Others                                                              1,977                 1,891
                                                                      -----------           -----------
                      TOTAL OTHER ASSETS                                    1,977               156,101
                                                                      -----------           -----------
                      TOTAL ASSETS                                    $ 1,141,040             1,549,224
                                                                      ===========           ===========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                                   (UNAUDITED)

                             JUNE 30, 2004 AND 2003
      (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS, EXCEPT FOR PAR VALUE)

                                                                                     2004                   2003
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
        Short-term debts (notes 6 and 12)                                         $   105,616               159,132
        Current portion of long-term debts (notes 7 and 12)                           154,655               133,922
        Notes payable                                                                  21,718                22,431
        Accounts payable                                                               11,908                 6,190
        Other notes payable                                                             2,695                 6,592
        Accrued expenses and other current liabilities (note 11)                       30,499                25,617
                                                                                  -----------           -----------
                      TOTAL CURRENT LIABILITIES                                       327,091               353,884
                                                                                  -----------           -----------

LONG-TERM LIABILITIES:
        Long-term debts (notes 7, 11 and 12)                                          455,953               351,328
        Obligations under capital lease                                                 1,498                 2,838
                                                                                  -----------           -----------
                      TOTAL LONG-TERM LIABILITIES                                     457,451               354,166
                                                                                  -----------           -----------

OTHER LIABILITIES:
        Accrued pension liabilities (note 8)                                            9,095                 6,255
                                                                                  -----------           -----------
                      TOTAL LIABILITIES                                               793,637               714,305
                                                                                  -----------           -----------

STOCKHOLDERS' EQUITY (NOTE 10):
        Common stock of $10 par value, authorized 140,000,000 shares
         and issued 130,000,000 shares in 2004                                      1,300,000             1,300,000
        Capital surplus                                                                60,000                60,000
        Accumulated deficit                                                        (1,012,597)             (525,081)
                                                                                  -----------           -----------
                      TOTAL STOCKHOLDERS' EQUITY                                      347,403               834,919
                                                                                  -----------           -----------
COMMITMENTS (NOTE 13)
                      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $ 1,141,040             1,549,224
                                                                                  ===========           ===========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2004 AND 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                     2004                2003
SALES (NOTE 11)                                                                   $ 104,120              31,856
LESS: SALES RETURNS AND ALLOWANCES                                                      204                   -
                                                                                  ---------           ---------
NET SALES                                                                           103,916              31,856
COST OF SALES (NOTES 8 AND 11)                                                      209,262             132,874
                                                                                  ---------           ---------
GROSS LOSS                                                                         (105,346)           (101,018)
                                                                                  ---------           ---------

OPERATING EXPENSES (NOTES 8 AND 11):
        Selling expenses                                                             11,584              14,507
        Administrative expenses                                                      23,594              30,331
        Research and development expenses                                            18,329              29,570
                                                                                  ---------           ---------
                                                                                     53,507              74,408
                                                                                  ---------           ---------
               OPERATING LOSS                                                      (158,853)           (175,426)
                                                                                  ---------           ---------
NON-OPERATING INCOME:
        Interest income                                                                 117                 193
        Gain on sale of property, plant and equipment                                    97                   -
        Gain on disposal of short-term investments                                    1,122               2,198
        Foreign exchange gain, net                                                       24                   -
        Other income                                                                 12,415               1,658
                                                                                  ---------           ---------
                                                                                     13,775               4,049
                                                                                  ---------           ---------
NON-OPERATING EXPENSE:
        Interest expense, net of capitalized interest expense of $754 in
          2003                                                                       12,442              13,378
        Loss on disposal of property, plant and equipment                               121                 359
        Foreign exchange loss, net                                                        -                 109
        Other expense                                                                     5                 613
                                                                                  ---------           ---------
                                                                                     12,568              14,459
                                                                                  ---------           ---------

LOSS BEFORE INCOME TAX                                                             (157,646)           (185,836)
INCOME TAX EXPENSE (NOTE 9)                                                        (181,509)             38,773
                                                                                  ---------           ---------
NET LOSS                                                                          $(339,155)           (147,063)
                                                                                  =========           =========
EARNING PER SHARE (NOTE 15)
BASIC                                                                             $   (2.61)              (1.13)
                                                                                  =========           =========
AVERAGE NUMBER OF SHARES (`000 SHARES) (NOTE 15)
BASIC                                                                             $ 130,000             130,000
                                                                                  =========           =========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2004 AND 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                  NUMBER OF
                                                SHARES (`000      COMMON             CAPITAL           ACCUMULATED
                                                   SHARES)        STOCK              SURPLUS              DEFICIT       TOTAL
BEGINNING BALANCE AS OF JANUARY 1, 2003             130,000     $1,300,000              60,000            (378,018)     981,982
Net loss for the six-month period
 ended June 30, 2004 and 2003                             -              -                   -            (147,063)    (147,063)
                                                 ----------     ----------          ----------          ----------   ----------
BALANCE AS OF JUNE 30, 2003                         130,000     $1,300,000              60,000            (525,081)     834,919
                                                 ==========     ==========          ==========          ==========   ==========
BEGINNING BALANCE AS OF JANUARY 1, 2004             130,000     $1,300,000              60,000            (673,442)     686,558
Net loss for the six-month period
 ended June 30, 2004 and 2004                             -              -                   -            (339,155)    (339,155)
                                                 ----------     ----------          ----------          ----------   ----------
BALANCE AS OF JUNE 30, 2004                         130,000     $1,300,000              60,000          (1,012,597)     347,403
                                                 ==========     ==========          ==========          ==========   ==========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

             FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2004 AND 2003
                 (EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS)

                                                                                                   2004                 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                                                 $(339,155)           (147,063)
        Adjustments to reconcile net loss to net cash used in operating activities:
               Depreciation                                                                         86,834              71,986
               Amortization                                                                          5,914               7,022
               Recovery of provision for obsolescence and decline in value of inventory             (1,989)                526
               Gain on disposal of short-term investments                                           (1,122)             (2,198)
               Gain on sale of property, plant and equipment                                           (97)                  -
               Loss on disposal of property, plant and equipment                                       121                 359
               Decrease (increase) in notes receivable and accounts receivable                      (9,767)             12,987
               Decrease (increase) in inventories                                                   (5,749)              3,363
               Decrease (increase) in other financial assets-current                                   214             (12,693)
               Decrease in prepaid expenses and other current assets                                 1,008               5,170
               Decrease (increase) in net deferred tax assets                                      181,509             (38,773)
               Increase (decrease) in notes payable and accounts payable                             3,344              (6,289)
               Decrease in accrued expenses and other current liabilities                           (5,437)             (6,120)
               Increase in accrued pension liabilities                                               1,388               1,464
                                                                                                 ---------           ---------
                        NET CASH USED IN OPERATING ACTIVITIES                                      (82,984)           (110,259)
                                                                                                 ---------           ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Decrease (increase) in short-term investments                                              (89,000)            220,904
        Disposal of short-term investments                                                         110,556                   -
        Acquisitions of property, plant and equipment                                              (60,848)           (143,077)
        Proceeds from sale of property, plant and equipment                                            200                   -
        Increase in intangible assets                                                                 (471)             (1,073)
        Increase in other assets                                                                      (295)               (729)
                                                                                                 ---------           ---------
                        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                        (39,858)             76,025
                                                                                                 ---------           ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Decrease in restricted assets                                                                7,650               7,800
        Increase (decrease) in short-term debts                                                       (888)             21,671
        Increase in long-term debts                                                                259,280              21,000
        Repayment of long-term debts                                                               (70,365)            (65,450)
                                                                                                 ---------           ---------
                        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        195,677             (14,979)
                                                                                                 ---------           ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                72,835             (49,213)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                      32,450              67,728
                                                                                                 ---------           ---------
CASH AND CASH EQUIVALENTS AT JUNE 30                                                             $ 105,285              18,515
                                                                                                 =========           =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
        Cash paid for interest                                                                   $  11,920              13,415
                                                                                                 =========           =========
        Cash paid for income tax                                                                 $      11                  20
                                                                                                 =========           =========

SUPPLEMENTAL DISCLOSURES OF INVESTING AND FINANCING ACTIVITIES:
        Cash paid for acquisitions of property, plant and equipment:
             Total acquisitions                                                                  $  60,239             125,323
             Net increase in payable to equipment suppliers                                            609              17,754
                                                                                                 ---------           ---------
                                                                                                 $  60,848             143,077
                                                                                                 =========           =========
        Current portion of long-term debts                                                       $ 154,655             133,922
                                                                                                 =========           =========

See accompanying notes to financial statements.

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                             JUNE 30, 2004 AND 2003
           (ALL AMOUNTS EXPRESSED IN THOUSANDS OF NEW TAIWAN DOLLARS,
                          UNLESS OTHERWISE SPECIFIED)

(1)   ORGANIZATION AND OPERATIONS

      Unitive Semiconductor Taiwan Corp. (the Company) was incorporated on June 30, 1999, as a company limited by shares under the laws of the Republic of China and approved as a Foreign Investment Approved Company in accordance with the Statute for Investment by Foreign Nationals. The Company's approved foreign capital investment and related earnings are eligible for repatriation.

      The Company is a bumping house that focuses on providing solder bumping and gold bumping services in the wafer level that advanced packing industries. With the solder bumping technology, the Company bumps wafers using electro-plated solder to connect I/O pads and substrate for flip chip assembly. The Company is capable of providing both 8 inch and 12 inch with best solder bumping services and also cooperates with world-class assembly houses to provide turnkey solutions to its customers. The Company also develops its own gold bumping technology to serve mainly in the field of LCD/PDP driver IC's packaging. The Company with its high quality gold bumping references is the main partner of the worldwide major players in this field.

      To achieve the goal of world-leading production and permanent operation, the Company focuses on providing the solder bumping and gold bumping service to worldwide IDMs, fables IC design houses, foundry fabs and assembly houses. The Company continuously improves its bumping process and enhances production capability through research and innovation to satisfy its customers.

      As of June 30, 2004, the number of the Company's employees was 193.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The interim financial statements as of and for the six-month ended June 30, 2004 and 2003, and notes thereto, are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statements of the results of operations, financial position and cash flows. The results reported in these interim financial statements should not be regarded as necessarily indicative of the results that can be expected for the entire year.

      The Company prepares the accompanying financial statements in conformity with accounting principles generally accepted in the ROC. The preparation of the financial statements is based on historical cost.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      A summary of significant accounting policies used in preparing such financial statements is as below.

      1)    Foreign currency transactions

            The Company maintains its books in New Taiwan dollars.

            Foreign currency transactions, except for forward contracts, are recorded at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are revalued at the exchange rate prevailing on the balance sheet date. The resulting exchange gains or losses are recorded as non-operating income or expense.

      2)    Cash equivalents

            Cash equivalents represent all highly liquid short-term debt instruments, such as bonds purchased under agreements to resell with the original maturity of three months or less, and other highly liquid investments with insignificant interest rate risk.

      3)    Short-term investments

            Short-term investments are the receipt of trust funds invested in the bond market and are stated at the lower of cost or market method. Market value is determined based on the net value of the fund at the balance sheet date, and any unrealized loss is charged to current year's operation. Cost is determined based on the weighted-average method.

      4)    Inventories

            Inventories are stated at the lower of cost or market value. Cost is determined using the monthly weighted-average method. Market value is determined according to net realizable value.

      5)    Property, plant and equipment, and related depreciation

            Property, plant and equipment are stated at acquisition cost. Interest cost incurred in connection with the acquisition of property, plant and equipment is capitalized as part of the cost of the related assets. Gain or loss on disposal of property, plant and equipment is recorded as non-operating income or expenses.

            Except for land, depreciation is provided for on a straight-line basis over the estimated useful lives of the respective assets.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

            The estimated useful lives of property, plant and equipment are as follows:

Land improvements                      3 years
Buildings                         3 ~ 25 years
Machinery and equipment            2 ~ 5 years
Computer equipment                     3 years
Transportation equipment           3 ~ 5 years
Furniture and fixtures             3 ~ 5 years
Leased assets                          5 years
Other equipment                    3 ~ 5 years

      6)    Intangible assets

            Computer software and patents are stated at acquisition cost. Amortization is provided for using straight-line method over the estimated useful lives of the assets.

      7)    Retirement plan

            In March 2001, the Company established an employee retirement plan providing for lump-sum retirement benefits to all full-time employees who meet retirement requirements. The pension payment is calculated based on the number of service years. The Company has made monthly deposits equal to an approved percentage of employees' total salaries in the Central Trust of China since March 2001 in accordance with the ROC Labor Standards Law. Actual benefits paid are made out of the fund.

            The Company adopted Statement of Financial Accounting Standards
            (SFAS) No. 18, "Accounting for Pensions". The end of each fiscal year is used as the measurement date for the actuarial assessment. A minimum pension liability is recognized when the accumulated benefit obligation exceeds the fair value of plan assets. In accordance with SFAS No. 18, the Company recognizes net pension cost every year.

      8)    Recognition of revenue

            Revenue is recognized after the completion of production processes and shipment.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      9)    Income tax

            The Company's income tax is estimated based on the accounting income. Deferred tax assets and liabilities are determined based on temporary differences between the financial reporting and tax basis of assets and liabilities, and are measured by applying the effective tax rates for the taxable years in which those temporary differences are expected to reverse. Deferred tax liabilities are recognized for the future tax consequences attributable to taxable temporary differences, and deferred tax assets are recognized for the future tax consequences attributable to deductible temporary difference, loss carryforwards, and investment tax credits, with the measurement of deferred tax assets being reduced by estimated amounts of tax benefits not likely to be realized, based on, among other considerations, forecasts of future taxable income.

            Deferred tax assets and liabilities are classified as current or noncurrent based on the classification of the related liabilities or assets for financial reporting. Deferred tax assets and liabilities that are not related to a liability or asset for financial reporting are classified according to the expected reversal date of the temporary differences.

            The 10% surtax on unappropriated earnings is recorded as expense on the date the stockholders resolve the distribution of earnings.

(3)   SHORT-TERM INVESTMENTS

      As of June 30, 2004 and 2003, the details of investments were as follows:

                   2004            2003
Bond fund        $ 27,018        300,591
                 ========        =======

      The bond fund acquired by the Company was of low risk and provided fixed return. As of June 30, 2004 and 2003, the bond fund was stated at cost and the related market price was $27,143 and $303,368.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(4)   INVENTORIES

      As of June 30, 2004 and 2003, the details of inventories were as follows:

                                      2004             2003
Raw materials                       $13,468            5,701
Supplies and spare parts              6,340            6,948
Work in process                       3,979            2,046
Finished goods                        1,472              393
                                    -------          -------
                                     25,259           15,088
Less: provision for losses            7,145            2,152
                                    -------          -------
                                    $18,114           12,936
                                    =======          =======

      The insurance coverage on inventories as of June 30, 2004 and 2003 was both $60,000.

(5)   PROPERTY, PLANT AND EQUIPMENT

      The Company leased a computer system under capital lease effective July 2000. The lease period is 4 years. Upon expiration of the lease, the ownership of the assets is transferred to the Company without any limitation.

      As of June 30, 2004 and 2003, the details of obligations under capital lease were as follows:

                                          2004            2003
Obligations under capital lease          $    -           9,430
Less: current portion                         -           6,592
                                         ------          ------
                                         $    -           2,838
                                         ======          ======

      As of June 30, 2004, and 2003, the leased assets were included in property, plant and equipment. The current portion of obligations under capital lease is included in other notes payable. The noncurrent portion is included in obligations under capital lease in the accompanying financial statements.

      The capitalized interest expense for purchasing machinery and equipment amounted to $754 for the six-month period ended June 30, 2003. The annual interest rate for the capitalized interest expense ranged from 1.82% to 8.00%. There was no capitalized interest expense for the six-month period ended June 30, 2004.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      The insurance coverage for property, plant and equipment as of June 30, 2004 and 2003 was $1,173,000 and $1,175,092, respectively.

(6)   SHORT-TERM DEBTS

      As of June 30, 2004 and 2003, the details of short-term debts were as follows:

                                      2004              2003
Unsecured short-term debts          $ 74,794            50,000
Usance letters of credit              30,822           109,132
                                    --------          --------
                                    $105,616           159,132
                                    ========          ========

      The annual interest rate for the unsecured short-term debts ranged from 1.48% to 2.89% and 1.85% to 2.00% for the six-month periods ended June 30, 2004 and 2003, respectively. The annual interest rate for the usance letters of credit ranged from 0.66% to 8.00% and 0.66% to 8.00 for the six-month periods ended June 30, 2004 and 2003, respectively. All the short-term debts mentioned are due in one year. As of June 30, 2004 and 2003, unused lines of credit amounted to approximately $122,482 and $353,940, respectively.

(7)   LONG-TERM DEBTS

      As of June 30, 2004 and 2003, the details of long-term debts were as follows:

                                  PERIOD OF                         PAYMENT                INTEREST
  BANK         DESCRIPTION          LOAN                            PERIOD                   RATE         2004          2003
Hua Nan        Secured by        2000.12.28~              Repayment of principal            2004:      $   135,690    226,150
Commercial     machinery         2005.12.28               is in 16 quarterly                5.715%
Bank                                                      installments. The                 2003:
                                                          Company repaid                    5.715%~
                                                          principal amounting to            5.865%
                                                          23,415 and $12,000 in
                                                          January and
                                                          March 2002,
                                                          respectively. The
                                                          remaining principal
                                                          after March 2002 is
                                                          payable in 15 quarterly
                                                          installments.

Hua Nan        Secured by        2000.11.3~               Repayment of principal            2004:          121,860    140,620
Commercial     land and          2010.11.3                is in 32 quarterly                 3.70%
Bank           buildings                                  installments beginning            2003:
                                                          from February 2003.               4.125%~
                                                                                            4.625%

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                 PERIOD OF                         PAYMENT                INTEREST
  BANK         DESCRIPTION          LOAN                            PERIOD                   RATE         2004          2003
Hua Nan        Secured by        2000.11.3~               Repayment of principal            2004:      $    75,800     97,480
Commercial     machinery         2007.11.3                is in 24 quarterly                 3.70%
Bank                                                      installments beginning            2003:
                                                          from February 2002.               4.125%~
                                                                                            4.625%

Hua Nan        Secured by        2003.03.12~              Repayment of principal            2004:           10,312     11,000
Commercial     machinery         2008.03.12               is in 16 quarterly                 4.00%
Bank                                                      installments beginning            2003:
                                                          from April 2004.                  4.185%

Shanghai       Credit debts      2003.06.05~              Repayment of principal            2004:            7,666     10,000
Commercial                       2007.06.05               and interest is in 48               4.5%
Bank                                                      monthly installments              2003:
                                                          beginning from July                 4.5%
                                                          2003.

Hua Nan        Secured by        2004.4.15~               Repayment of principal            2004:          139,000          -
Commercial     machinery         2009.1.15                and interest is in 16              4.00%
Bank                                                      monthly installments
                                                          beginning from January 2005.

Hua Nan        Secured by        2004.4.15~               Repayment of principal            2004:           19,000          -
Commercial     machinery         2009.1.15                and interest is in 16              4.00%
 Bank                                                     monthly installments
                                                          beginning from April
                                                          2005.

Amkor          Secured by        2004.6.8~                Payment of interest is            2004:          101,280          -
Technology     stock of the      2009.6.8                 made semiannually                  5.71%
Inc.           Company                                    beginning from
               held by                                    December 2004;
               shareholders                               repayment of principal
                                                          is on the maturity date
                                                          or upon termination of
                                                          the agreement
                                                                                                       -----------    -------
                                                                                                           610,608    485,250
Less: current portion of long-term debts                                                                   154,655    133,922
                                                                                                       -----------    -------
                                                                                                       $   455,953    351,328
                                                                                                       ===========    =======

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      The Company's long-term debt balances due on the five years following June 30, 2004, are as follows:

           YEAR                        AMOUNT
July 1, 2004 ~ June 30, 2005          $154,655
July 1, 2005 ~ June 30, 2006           130,478
July 1, 2006 ~ June 30, 2007            85,365
July 1, 2007 ~ June 30, 2008            71,086
After July 1, 2008                     169,024
                                      --------
                                      $610,608
                                      ========

(8)   PENSION

      The Company has made monthly deposits equal to 2% of employees' total salaries in the Central Trust of China. As of June 30, 2004 and 2003, the balance of the deposits was $5,118 and $3,452, respectively.

      For the six-month periods ended June 30, 2004 and 2003, the Company recognized net pension cost of $2,177 and $2,268, respectively.

(9)   INCOME TAX

      The Company's income tax is subject to a maximum income tax rate of 25%. The current statutory tax rate is 25%. For the six-month periods ended June 30, 2004 and 2003, the components of income tax expense (benefit) were as follows:

                                                 2004              2003
Current income tax                             $      -                 -
Deferred income tax expense (benefit)           181,509           (38,773)
                                               --------          --------
Income tax expense (benefit)                   $181,509           (38,773)
                                               ========          ========

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      For the six-month period ended June 30, 2004 and 2003, the differences between "expected" income tax at the statutory income tax rate, and effective income tax expense (benefit) as reported in the accompanying financial statements, were as follows:

                                                                   2004                2003
Expected income tax benefit                                     $ (39,411)            (46,459)
Gain on disposal of investments                                      (280)               (549)
Investment tax credits and R&D expense tax credits                 (8,891)            (51,375)
Change in estimate of prior years' deferred tax assets             36,396               1,391
Others                                                                 85                  60
Valuation allowance for deferred tax assets                       193,610              58,159
                                                                ---------           ---------
Actual income tax expense (benefit)                             $ 181,509             (38,773)
                                                                =========           =========

      For the six-month periods ended June 30, 2004 and 2003, the components of the Company's deferred income tax expense (benefit) were as follows:

                                                                                     2004              2003
Deferred tax benefit (exclusive of the effects of other components below)          $     -            (38,773)
Increase in beginning-of-the-year balance of the valuation
 allowance for deferred tax assets                                                  181,509                 -
                                                                                   --------          --------
Total deferred tax expense (benefit)                                               $181,509           (38,773)
                                                                                   ========          ========

      The deferred tax assets as of June 30, 2004 and 2003, were as follows:

                                                             2004                2003
Current:
       Deferred tax assets                                 $   1,786                   -
       Less: valuation allowance                              (1,786)                  -
                                                           ---------           ---------
           Net deferred tax assets                         $       -                   -
                                                           =========           =========
Noncurrent:
       Deferred tax assets                                 $ 468,911             385,524
       Less: valuation allowance                            (468,911)           (231,314)
                                                           ---------           ---------
           Net noncurrent deferred tax assets              $       -             154,210
                                                           =========           =========
Total deferred tax assets                                  $ 470,697             385,524
                                                           =========           =========
Total valuation allowance for deferred tax assets          $ 470,697             231,314
                                                           =========           =========

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      The components of deferred tax assets as of June 30, 2004 and 2003, were as follows:

                                                 2004                 2003
Deferred tax assets:
       Loss carryforwards                      $ 303,337             223,912
       Investment tax credits and R&D
        expense tax credits                      162,892             159,176
       Inventories                                 1,786                   -
       Accrued employee benefits                     275                 875
       Accrued pension liabilities                 2,274               1,561
       Other                                         133                   -
                                               ---------           ---------
                                                 470,697             385,524
       Less: valuation allowance                (470,697)           (231,314)
                                               ---------           ---------
       Net deferred tax assets                 $       -             154,210
                                               =========           =========

      In accordance with the ROC Income Tax Law, the Company's losses for tax purposes, as assessed by the tax authorities, can be carried forward to offset any future taxable income for a period of five years. As of June 30, 2004, the Company's total loss carryforward amounts and their expiry dates were as follows:

                                        YEAR OF
YEAR OF LOSS   AMOUNT                 EXPIRATION
1999          $   23,510                  2004
2000             176,576                  2005
2001             278,257                  2006
2002             224,324                  2007
2003             352,087                  2008
2004             158,592                  2009
              ----------
              $1,213,346
              ==========

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      Pursuant to the ROC Statute for Upgrading Industries, the Company's unused investment tax credit for the purchase of automation equipment and R&D expense tax credit as of June 30, 2004 and 2003, were as follows:

YEAR           AMOUNT           YEAR OF EXPIRATION
2000          $  7,054                 2004
2001             5,669                 2005
2002           102,074                 2006
2003            39,204                 2007
2004             8,891                 2008
              --------
              $162,892
              ========

      The ROC income tax authorities have assessed the Company's income tax returns for all years through 1999.

      In assessing the realizability of deferred tax assets, the management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

      In order to fully realize the deferred tax asset, as of June 30, 2004 and 2003, the Company will need to generate future taxable income of approximately $1,882,788 and $1,542,096 prior to the expiration of the net operating loss carryforward in 2007 and 2006, and investment tax credits in 2008 and 2007, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize $1,882,788 and $925,256 of benefits of these deductible differences at June 30, 2004 and 2003, respectively.

(10)  STOCKHOLDERS' EQUITY

      1)    Capital surplus

            The ROC Company Law prescribes that capital surplus should be used to offset an accumulated deficit before utilizing realized capital surplus to increase issued share capital.

            The realized capital surplus includes the amount in excess of the par value of common stock issued and any amounts donated to the Company. The amount to be capitalized cannot exceed the specific percentage of capital surplus every year.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      2)    Legal reserve

            The ROC Company Law stipulates that companies must retain 10% of their annual net earnings, as defined in the Law, until such retention equals the amount of authorized share capital. The legal reserve shall be used exclusively to offset deficits and is prohibited from being distributed as cash dividends. However, the legal reserve may be transferred to capital upon approval of the stockholders when it has been accumulated to a level equal to at least one-half of the issued share capital, and then only one-half of such reserve may be transferred.

      3)    Distribution of earnings

            The Company's articles of incorporation stipulate that not less than 1% of annual earnings, net of income tax, accumulated deficit, and legal reserve appropriation, are to be distributed as employee bonuses, and the remaining portion may be distributed according to a stockholders' meeting resolution.

      4)    Imputation credit account and imputation tax credit ratio

            As of June 30, 2004 and 2003, the balance of the Company's imputation credit account was zero. Due to accumulated deficits as of December 31, 2003, the imputation tax credit ratio of the Company was zero for 2003.

(11)  TRANSACTIONS WITH RELATED PARTIES

      1)    Name and relationship of related parties

              NAME                                                                RELATIONSHIP WITH THE COMPANY
Unitive International Limited (UIL)                                      The Company's major shareholder

Unitive Electronics Inc. (UEI)                                           An affiliated Company of Unitive International Limited
                                                                         (UIL)

Yi-Kang Investment Ltd.                                                  A shareholder of the Company

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

2)    Nature of transactions

      1.    Sales and accounts receivable

            For the six-month periods ended June 30, 2004 and 2003, sales to related parties were as follows:

                                     2004                                                   2003
                                           % OF THE COMPANY'S                                            % OF THE COMPANY'S
                        AMOUNT                   NET SALES                 AMOUNT                              NET SALES
UEI                     $  319                      0.3                     4,470                                 14
                        ======                      ===                     =====                                 ==

            As of June 30, 2004 and 2003, the balance of accounts receivable resulting from the above transactions was as follows:

                                      2004                           2003
                      AMOUNT                      %           AMOUNT       %
UEI              $         1,091                  2           11,451       48
                 ===============                ===           ======       ==

            The sales prices and terms were not significantly different between sales to related parties and other customers.

      2.    Others

            (a) The Company entered into a patent and technical support agreement with UIL, recorded under intangible assets and amortized over 10 years on a straight-line basis. The resulting amortization expenses from the abovementioned transaction were $4,800 for the six-month period ended June 30, 2004 and 2003, and were accounted for under cost of sales. Further, in accordance with the contract, the Company should pay an additional 2.5% of total sales in excess of USD10,000,000 to UIL as royalties on the quarterly basis.

            (b) In 2002, the Company entered into a global marketing and R&D system contract with UEI. According to the contract, the Company should pay a fixed percentage of the Company's sales as a commission expense. The commission paid pursuant to this contract amounted to $4,669 and $5,630, respectively, and was booked as an operating expense for the six-month period ended June 30, 2004 and 2003.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

            (c) On October 2002, the Corporation entered into a service agreement with UEI and a third party. Under this agreement, UEI will assist the Corporation to acquire the demonstration equipment wafer bumping line from the third party, and provide support services to the Corporation with respect to the implementation of such bumping line. According to the predetermined payment schedule, the Corporation shall pay UEI the following nonrefundable fees:

                PAYMENT DATE (EARLIEST OF TWO)                                AMOUNT
Contract date                                      -                        USD   75,000
Delivery date of equipment                 January 31, 2003                 USD  175,000
Date of successful start of
 production                                  May 14, 2003                   USD  100,000

                  As of June 30, 2003, the Corporation had incurred net service expense of $9,543 (USD275,000), which was booked as operating expense. As of June 30, 2003, the service expense resulting from the above transaction had been paid.

                  According to the above agreement, the Corporation will be responsible for taxes and duties on the equipment, while the third party will carry its own property insurance until the Corporation purchases the equipment. In addition, expiring on September 30, 2004, the Corporation has an option to purchase the equipment from the third party. As of June 30, 2003, the above-mentioned equipment had been imported.

            (d) As of June 30 ,2004, the Company consigned the manufacturing process to UEI on behalf of its client; the resulting amount of $4,427 was recorded as accrued expense and other current liabilities.

            (e) As of June 30, 2004 and 2003, Yi-Kang Investment Ltd. provided its holding shares of the Company as pledged assets to Amkor Technology, Inc. for long-term debts of the Company.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

12)   PLEDGED ASSETS

      As of June 30, 2004 and 2003, the details and net book value of pledged assets were as follows:

                                                                                             BOOK VALUE
     PLEDGED ASSETS                                    PLEDGED FOR                       2004           2003
Time deposits                                          Short-term debts                $   5,050       10,700
Property, plant and equipment                          Long-term debts                   589,661      643,479
                                                                                       ---------      -------
Total                                                                                  $ 594,711      654,179
                                                                                       =========      =======

(13)  COMMITMENTS AND CONTINGENCIES

      1) As of June 30, 2004 and 2003, the Company had outstanding amount of letters of credit, mainly used for acquisition of equipment, was approximately $15,777 and $57,322, respectively.

      2) The Company entered into forward foreign currency contracts to hedge against exposure to exchange rate fluctuation in foreign currency debts. At June 30, 2003, the nominal value for outstanding short and long position in forward contracts was USD200,000 and USD2,085,100, respectively. The contract period is from May 3 to October 31, 2003. In addition, the net receivable (payable) and the fair value of the above forward foreign currency contracts are immaterial to the financial statements.

      3) The Company had a contract for an extended clean room with an engineering firm amounting to $40,804 for the six-month period ended June 30, 2003. As of June 30, 2003, the Company had paid $31,210 under the contracts. The amount was recorded as prepayments for purchases of machinery and equipment.

      4) Advanced Interconnect Technology Limited of Hong Kong (AIT) has claimed that certain of the Company's current process technologies may infringe AIT's patent and, therefore, instructed its attorney to seek a reasonable license under AIT's patents. As a result, the Company and Amkor Technology Inc. (see Note 16) have initiated a study to determine whether such process technologies are covered by AIT's patents. AIT's action is in the early stages and the Company is unable to determine the potential impact on the financial statements as of and for the six-month period ended June 30, 2004.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(14)  OTHER

      For the six-month periods ended June 30, 2004 and 2003, a summary of employment, depreciation and amortization expenses categorized by cost of goods sold and operating expenses is as follows:

                                                           2004                                           2003
                            FUNCTION     COST OF        OPERATING                        COST OF        OPERATING
            ACCOUNT                     GOODS SOLD       EXPENSES         TOTAL         GOODS SOLD       EXPENSES         TOTAL
Employment expenses:
      Salaries                            38,924          25,486          64,410          29,306          18,237          47,543
      Labor and health insurance           2,342             935           3,277           2,306           1,130           3,436
      Pension                              1,550             627           2,177           1,421             847           2,268
      Other employment expense                 -               -               -           1,483             703           2,186
Depreciation expense                      81,288           5,546          86,834          66,680           5,306          71,986
Depletion expense                              -               -               -               -               -               -
Amortization expense                       5,313             601           5,914           5,557           1,465           7,022

(15)  EARNINGS PER SHARE

                                              2004                 2003
Number
       Basic:
           Net profit                       $(339,155)           (147,063)
                                            =========           =========
Denominator/1000 shares
       Basic:
           Weighted average shares          $ 130,000             130,000
                                            =========           =========

      The Company issued only common stocks in the six-month periods ended 2004 and 2003, respectively, and therefore had simple capital structure. Under ROC SFAS No. 24 "Earnings per Share", if the Company's capital structure is simple, only basic earnings per share need to be presented and basic earnings per share is computed using the weighted average number of shares outstanding during the period.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

(16)  SUBSEQUENT EVENT

      Amkor Technology, Inc. (Amkor) has agreed to acquire 60 percent of the capital stock of the Company pursuant to a Stock Purchase Agreement dated as of June 3, 2004, by and among Amkor, the Company, and certain stockholders of the Company, as amended by a letter agreement dated July 9, 2004. The consideration payable under the agreement consists of a cash payment of approximately $19.4 million at closing, the assumption of approximately $16.3 million of debt at closing, the payment of approximately $450,000 in other costs and a variable contingent cash payment to be paid, if at all, based on the achievement of certain performance goals. In addition, Amkor has a call option to acquire the remaining approximate 40.0% of the Company at any time over the subsequent 18-month period. Amkor is required to exercise the call option if the Company achieves certain goals within such 18-month period. The Company will operate as subsidiaries of Amkor.

(17) DIFFERENCES BETWEEN ROC GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

      The Company's financial statements are prepared in accordance with accounting principles generally accepted in ROC (ROC GAAP), which differ in certain significant respects from accounting principles generally accepted in US (US GAAP).

      The principal differences between ROC GAAP and US GAAP are presented below together with explanations of certain adjustments that affect total net loss and total shareholders' equity as of and for the six-month period ended June 30, 2004 and 2003:

                                                                     2004                2003
RECONCILIATION OF NET LOSS:

Net loss reported under ROC GAAP                                   $(339,155)           (147,063)
US GAAP adjustments:
        Unrealized gain on marketable securities                         125               2,777
        Deferred income tax expense on unrealized gain on
         marketable securities                                           (31)               (694)
        Deferred income tax expense - change in valuation
         allowance on deferred tax assets                            181,540             (38,079)
                                                                   ---------           ---------
Net loss under US GAAP                                             $(157,521)           (183,059)
                                                                   =========           =========

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                                                     2004                2003
PRESENTATION OF COMPREHENSIVE INCOME (LOSS) UNDER US GAAP

Other comprehensive income (loss):
        Foreign currency translation adjustment                    $       -                   -
        Additional minimum liability                                       -                   -
        Net gains (losses) on cash flow hedges                             -                   -
        Net unrealized holding gains (losses)                              -                   -
Other comprehensive income (loss):                                         -                   -
                                                                   ---------           ---------
Comprehensive income (loss)                                                -                   -
                                                                   ---------           ---------
                                                                   $(157,521)           (183,059)
                                                                   =========           =========

RECONCILIATION OF SHARESHOLDERS' EQUITY

Total shareholders' equity reported under ROC GAAP                 $ 347,403             834,919
US GAAP adjustments:
        Short-term investments                                         1,087               2,777
        Deferred tax assets                                                -            (154,210)
                                                                   ---------           ---------
Total stockholders' equity under US GAAP                           $ 348,490             683,486
                                                                   =========           =========

      1)    Short-term investments

            Under ROC GAAP, investment in marketable securities is stated at the lower of cost or market method. Any unrealized holding loss is reported as non-operating losses on the statement of income. When the market price restores in the subsequent period, the unrealized holding gain is to be recognized to the extent not exceeding the unrealized holding loss recognized previously.

            Under US GAAP, the investment in marketable securities would be classified as trading, available-for-sale, and hold-to-maturity. The unrealized gains or losses resulting from holding trading securities are reported as non-operating gains or losses on the statement of income and from holding available-for-sale are reported as other comprehensive income.

            The investment in marketable securities held by the Company is classified as trading and carried at aggregate fair value with unrealized gains and losses reported as non-operating gains and losses on the statement of income. For the six-month period ended June 30, 2004 and 2003, due to the increase in market price for the marketable securities held by the Company, the Company had $125 and $2,777 of unrealized holding gains, giving rise to an adjustment between ROC GAAP and US GAAP. This also results in additional deferred income tax expense of $31 and $694 for the six-month period ended 2004 and 2003, under US GAAP.

                                                                     (Continued)

                       UNITIVE SEMICONDUCTOR TAIWAN CORP.

                         NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

      2)    Deferred tax assets

            Under ROC GAAP, a valuation allowance in provided on deferred tax assets when they are not certain to be realized based on the available projection of future taxable income. However, the criteria by which the need for a valuation allowance is determined is less stringent as compared to US GAAP. Under US GAAP, cumulative losses in recent years are a significant piece of negative evidence, which is difficult to overcome with projections of future taxable income for the purpose of determining the valuation allowance. The Company has not generated net taxable income since its inception. As a result, the Company did not use the projection of future taxable income in determining its net deferred tax asset valuation allowance as of June 30, 2003 in accordance with US GAAP. Consequently, the additional $181,509 deferred tax asset valuation allowance recognized under ROC GAAP for the six month period ended June 30, 2004, was already recognized under US GAAP at December 31, 2002. Therefore, the net loss under US GAAP would be reduced by this amount for the six months ended June 30, 2004. The deferred income tax benefit recorded under ROC GAAP during the six month period ended June 30, 2003, would not have been recorded under US GAAP, which would have resulted in an increase of net loss during the period of $38,773 under US GAAP.

      3)    Long-lived assets

            Under US GAAP, gain or loss on sale of long-lived assets reported as operating income or loss. However, under ROC GAAP it is reported as non-operating income or loss. Consequently, cost of sales, gross loss, and operating loss would be increased by $121 and $359 for the six month periods ended June 30, 2004 and 2003, respectively, under US GAAP. This adjustment would have no impact on net loss reported under US GAAP.